Exhibit 10.2

U.S. Small Business Administration

NOTE

SBA Loan #	5196258304
SBA Loan Name	SHEPHERD’S FINANCE, LLC
Date	February 5, 2021
Loan Amount	$361,485.42
Interest Rate	1.0% per annum (computed on the basis of the actual number of days elapsed in a year of 365 days)
Borrower	SHEPHERD’S FINANCE, LLC
Lender	LCA Bank Corporation

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the Loan Amount, plus interest on the unpaid principal balance at the Interest Rate, and all other amounts required by this Note. Borrower must make all payments due under this Note from Borrower’s deposit account set forth in the ACH, Direct Deposit, and Wire Transfer Authorization Agreement entered into between Borrower and Lender of even date herewith.

2.	DEFINITIONS

Unless defined in this Section 2, capitalized terms shall have the meanings ascribed to them above.

“Act” means collectively the Coronavirus Aid, Relief, and Economic Security Act, Paycheck Protection Program Flexibility Act of 2020, and the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act.

“Deferral Period” means the period of time during which payments on this Note are deferred in accordance with the Act.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means this Note, the Loan Agreement, the Disbursement Direction, Request and Authorization, the ACH, Direct Deposit and Wire Transfer Authorization Agreement, Borrower’s Certification, and any other the documents related to this loan signed by Borrower.

“Maturity Date” means sixty (60) months from the date of this Note.

“SBA” means the Small Business Administration, an Agency of the United States of America.

3.	PAYMENT TERMS

The payment terms for this Note are:

A.	There shall be no payments due by Borrower during the Deferral Period. However, interest shall accrue during the Deferral Period.

B.	Commencing one (1) month after the expiration of the Deferral Period, and continuing on the same day of each month thereafter until the Maturity Date, Borrower shall pay to Lender monthly payments of principal and interest, each in such equal amount required to fully amortize by the Maturity Date the principal amount outstanding on this Note on the last day of the Deferral Period. If a payment on this Note is more than ten (10) days late, Lender may charge Borrower a late fee of up to 5.0% of the unpaid portion of the regularly scheduled payment.

C.	This Note will mature on the Maturity Date. On the Maturity Date, Borrower shall pay to Lender any and all unpaid principal, plus all accrued and unpaid interest including interest accrued during the Deferral Period.

D.	If any payment is due on a date for which there is no numerical equivalent in a particular calendar month, then it shall be due on the last day of such month. If any payment is due on a day that is not a Business Day, the payment will be made on the next Business Day. The term “Business Day” means a day other than a Saturday, Sunday or any other day on which banks in the State of Utah are authorized to be closed.

E.	Payments shall be allocated among principal and interest at the discretion of Lender, unless otherwise agreed or required by applicable law. Notwithstanding the foregoing, in the event the Loan, or any portion thereof, is forgiven pursuant to the Paycheck Protection Program under the Act, the amount so forgiven shall be applied to principal first, unless otherwise specified by the SBA or the Act. The amount of loan forgiveness, if any, shall be determined in accordance with the Act.

F.	Borrower may prepay this Note at any time without payment of any premium.

G.	Borrower must make all payments under this Note at the place Lender designates.

H.	Lender or any holder of this Note shall not be required to renew, extend or refinance this Note or any amounts due hereunder.

4.	DEFAULT

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A.	Fails to do anything required by this Note or the Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not disclose, or anyone acting on its behalf does not disclose, any material fact to Lender or SBA;

D.	Provides, or anyone acting on its behalf provides, to Lender or SBA any information that is inaccurate or incorrect;

E.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

F.	Fails to pay any taxes when due;

G.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

H.	Has a receiver or liquidator appointed for any part of its business or property.

I.	Makes an assignment for the benefit of creditors;

J.	Has any adverse change in financial condition or business operation that Lender believes may affect Borrower’s ability to pay this Note;

K.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent;

L.	Becomes the subject of a civil or criminal action that Lender believes may affect Borrower’s ability to pay this Note; or

M.	Makes, or anyone acting on its behalf makes, a false or misleading representation, attestation or certification to Lender or the SBA in connection with Borrower’s request for this Loan.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from Borrower including Enforcement Costs as defined in Section 9(Q) of this Note; or

C.	File suit and obtain judgment.

6.	LENDER’S GENERAL POWERS

Without notice and without Borrower’s consent, Lender may:

A.	Enforce the terms of this Note or any other Loan Documents;

B.	Incur expenses to collect amounts due under this Note. Such expenses may include, without limitation, reasonable attorneys’ fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance of this Note; or

C.	Take any action necessary to collect amounts owing on this Note.

7.	GOVERNING LAW; WHEN FEDERAL LAW APPLIES

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

If the SBA is not the holder, this Note shall be governed by and construed in accordance with the laws of the State of Utah, where the main office of Lender is located, without reference to any conflicts or choice of law provisions thereof. Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Note may be brought by Lender in any state or federal court located in the State of Utah, as Lender in its sole discretion may elect. Borrower submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of those courts. Borrower waives any claim that the State of Utah is not a convenient forum or the proper venue for any such suit, action or proceeding. The extension of credit that is the subject of this Note is being made by Lender in Utah.

8.	SUCCESSORS AND ASSIGNS

Under this Note, Borrower includes all successors, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS

A.	This Loan is being made under the Paycheck Protection Program pursuant to the Act. Accordingly, the terms of this Note are subject to the Paycheck Protection Program and all regulations, rules, guidance and other requirements of such program and the SBA, including, but not limited to, eligibility for the Loan, use of Loan proceeds and Loan forgiveness as now or hereafter in effect. Borrower represents and certifies to Lender that it currently is, and at all times will be, in compliance with such regulations, rules, guidance and other requirements. Borrower acknowledges the speed of the implementation of the Paycheck Protection Program and agrees that additional documents may be required to document the Loan and further agrees to execute and deliver to Lender promptly such additional documents as Lender or SBA may require.

B.	The Loan is made for a business purpose. No proceeds from the Loan will be disbursed until all approvals have been obtained from Lender and the SBA and all conditions to such disbursement have been satisfied.

C.	All individuals and entities signing this Note are jointly and severally liable.

D.	Borrower waives all suretyship defenses.

E.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.

F.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them. Any waiver by Lender of any provision of this Note or of any of its rights hereunder must be in writing and signed by an authorized officer of Lender.

G.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

H.	If any part of this Note is unenforceable, all other parts remain in effect.

I.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

J.	This Note shall be construed in a manner consistent with the other Loan Documents.

K.	Borrower’s liability under this Note will continue with respect to any amounts the SBA may pay Lender based on an SBA guarantee of this Note. Any agreement with Lender under which SBA may guarantee this Note does not create any third-party rights or benefits for Borrower and, if SBA pays Lender under such an agreement, the SBA or Lender may then seek recovery from Borrower of amounts paid by SBA.

L.	Upon request of Lender or SBA, Borrower shall submit to Lender a certified schedule of eligible amounts, together with all appropriate supporting documentation, for which Borrower may seek Loan forgiveness.

M.	Borrower waives any defenses based on any claim that Lender did not obtain or perfect any guaranty of this Note from the SBA.

N.	Borrower shall remain responsible for any amounts under this Note not forgiven pursuant to the Paycheck Protection Program.

O.	This Note, the Loan Documents, the Terms and Conditions agreed to by Borrower to apply for the Loan, all applications, certifications and other documents executed by Borrower in connection with the Loan and all provisions of the Act and all rules, regulations and other requirements under the Act constitute the entire understanding and agreement between Lender and Borrower relating to the Loan and supersede any and all other oral statements, commitments or agreements previously made or purported to be made.

P.	Any reference in this Note to “its” shall also refer to “his,” “her” or “their” as appropriate or required by the context.

Q.	Borrower agrees to pay all costs, legal expenses, and reasonable attorneys’ fees, paid or incurred by the Lender (collectively “Enforcement Costs”) in enforcing its rights hereunder, including, but not limited to, litigation or proceedings initiated under the United States Bankruptcy Code, or in defending against any defense, cause of action, counterclaim, setoff or cross-claim based on any act of commission or omission by the Lender with respect to this Note promptly on demand of the Lender.

10.	ELECTRONIC SIGNATURES

Borrower agrees to conduct business with Lender by use of electronic records and electronic signatures. Borrower’s electronic signature demonstrates Borrower’s intent that this Note be legally valid and enforceable in accordance with its terms, and Borrower’s signature shall have the same force and effect as an original signature and shall be deemed (i) to be “written” or “in writing” or an “electronic record,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts,” if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form.

Borrower acknowledges and agrees that this Note is (i) not a “negotiable instrument” as defined in the applicable Uniform Commercial Code, (ii) not governed by Article 3 of the applicable Uniform Commercial Code; (iii) a “transferable record,” to the extent permitted and as defined by applicable law relating to electronic transactions. If this Note is finally interpreted by a court of law not to be a “transferable record” under applicable law, then the electronic chattel provisions of Article 9 of the applicable Uniform Commercial Code shall apply to this Note

BORROWER’S NAME AND SIGNATURE(S)

By signing below, each individual or entity becomes obligated under this Note as Borrower. BORROWER:

SHEPHERD’S FINANCE, LLC

By:	/s/ Daniel Wallach
Name:	Daniel Wallach
Title:	CEO